Exhibit 3.28(b)

LIMITED LIABILITY COMPANY AGREEMENT

OF

MICHIGAN PHARMACEUTICAL SERVICES, LLC

A Delaware Limited Liability Company

TABLE OF CONTENTS

ARTICLE 1.	DEFINITIONS
1.1.	Definitions
1.2.	Terms Defined in Act
1.3.	Words of Inclusion
1.4.	Section and Article References
2.1.	Formation of Limited Liability Company
2.2.	Name
2.3.	Purposes; Powers
2.4.	Term
2.5.	Principal Office
2.6.	Registered Office and Registered Agent
2.7.	Other Documents and Acts

ARTICLE 3.	SINGLE MEMBER LIMITED LIABILITY COMPANY
3.1.	Initial Member
3.2.	No Additional Members
3.3.	Liability to Third Parties
3.4.	Liability to Company
3.5.	Indemnification
3.6.	Independent Activities

ARTICLE 4.	CAPITAL; DISTRIBUTIONS
4.1.	Initial Contributions
4.2.	Additional Funds
4.3.	Limited Liability of Member
4.4.	Loans
4.5.	Distributions

ARTICLE 5.	MANAGEMENT
5.1.	General Powers of Managers
5.2.	Limitations on Power and Authority of Managers
5.3.	Number; Qualifications
5.4.	Designation of Managers
5.5.	Change in Number
5.6.	Removal
5.7.	Resignation
5.8.	Vacancies
5.9.	Annual Meetings
5.10.	Regular Meetings
5.11.	Special Meetings
5.12.	Place of Meetings
5.13.	Notice of Meetings
5.14.	Quorum
5.15.	Manner of Acting

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5.16.	Order of Business
5.17.	Compensation
5.18.	Liability to Third Parties
5.19.	Indemnification
5.20.	Independent Activities

ARTICLE 6.	OFFICERS
6.1.	Number
6.2.	Authority
6.3.	Appointment and Term of Office
6.4.	Removal
6.5.	Resignation
6.6.	Vacancies
6.7.	Chairman
6.8.	President
6.9.	Vice Presidents
6.10.	Secretary
6.11.	Treasurer
6.12.	Assistant Secretaries
6.13.	Assistant Treasurers
6.14.	Compensation
6.15.	Sureties and Bonds

ARTICLE 7.	COMPANY PROPERTY
7.1.	Ownership of Company Property
7.2.	Nominees

ARTICLE 8.	DISSOLUTION
8.1.	Dissolution
8.2.	Liquidation and Termination
8.3.	Certificate of Cancellation

ARTICLE 9.	GENERAL PROVISIONS
9.1.	Books and Records
9.2.	Invalid Provision
9.3.	Counterparts
9.4.	Table of Contents; Captions
9.5.	Successors and Assigns
9.6.	Waiver
9.7.	Number and Gender
9.8.	Checks and Drafts
9.9.	Notices
9.10.	Governing, Law; Severability
9.11.	Notice to Member of Provisions of this Agreement
9.12.	Entire Agreement
9.13.	Amendment of Agreement

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LIMITED LIABILITY COMPANY AGREEMENT

OF

MICHIGAN PHARMACEUTICAL SERVICES, LLC
A Delaware Limited Liability Company

THIS LIMITED LIABILITY COMPANY AGREEMENT OF MICHIGAN PHARMACEUTICAL SERVICES, LLC dated as of April 19, 2002 (the “Effective Date”), is entered into by AOR Management Company of Pennsylvania, Inc., a Delaware corporation, as the sole Member of the Company.

ARTICLE 1.

DEFINITIONS

1.1.          Definitions.  When used in this Agreement, the following words and phrases shall have the respective meanings specified in this Article 1 or in the section referred to unless a different meaning is clearly required by the context:

Act means the Delaware Limited Liability Company Act, as amended from time to time, or any corresponding provision or provisions of succeeding law.

Agreement means this limited liability company agreement as originally executed and as amended from time to time.

Certificate of Formation means the Certificate of Formation of the Company filed with the Secretary of State of Delaware, as amended from time to time.

Company means the limited liability company formed pursuant to the Certificate of Formation.

Company Property means all real and personal property from time to time owned by the Company.

Managers means, initially, R. Dale Ross and Bruce D. Broussard, and thereafter, those Persons who are designated as managers of the Company pursuant to this Agreement.

Member means AOR Management Company of Pennsylvania, Inc., a Delaware corporation.

Person means a natural person, partnership (whether general or limited and whether domestic or foreign), limited liability company, foreign limited liability company, trust, estate, association, corporation, custodian, nominee or any other individual or entity in its own or any representative capacity.

Senior Officers means the Chairman (if the office of Chairman is filled) and the President.

1.2.         Terms Defined in Act. Terms defined in the Act and used in this Agreement shall have the meanings provided in the Act unless otherwise defined in this Agreement or unless the context otherwise requires.

1.3.         Words of Inclusion. When used in this Agreement, the word “including” shall mean “including without limitation.”

1.4.         Section and Article References. References in this Agreement to specific sections and articles refer to sections and articles of this Agreement unless otherwise stated.

ARTICLE 2.

ORGANIZATION

2.1.         Formation of Limited Liability Company. The Company has been formed as a Delaware limited liability company pursuant to the Act, effective upon the filing of the Certificate of Formation with the Secretary of State of Delaware.  Except as provided to the contrary in this Agreement, the management of the affairs of the Company and the rights and obligations of the Member shall be governed by the provisions of the Act.

2.2.         Name.  The name of the Company is Michigan Pharmaceutical Services, LLC. The Managers may adopt one or more fictitious names for use by the Company from time to time, and shall make all filings required under applicable law in connection with any change in the name of the Company or the adoption or use of any fictitious name by the Company.

2.3.         Purposes; Powers. The purpose of the Company shall be to transact any or all lawful business for which limited liability companies may be formed under the Act.   The Company shall have the power to do everything necessary, advisable, proper or convenient for the accomplishment of its purpose, subject to the provisions of this Agreement and applicable law.

2.4.         Term. The Company commenced effective upon the filing of the Certificate of Formation with the Secretary of State of Delaware, and shall continue in existence until terminated as provided in this Agreement.

2.5.         Principal Office.  The principal office of the Company where records are to be kept or made available shall be at 16825 Northchase Drive, Suite 1300, Houston, Texas 77060. The Managers may change the principal place of business of the Company from time to time and may establish, maintain and abandon one or more additional places of business of the Company.

2.6.         Registered Office and Registered Agent.  The Company shall have and continuously maintain in the State of Delaware:

(a)           A registered office which may be, but need not be, the same as its place of business; and

(b)          A registered agent who has a business office identical with such registered office and who is either (i) an individual resident of the State of Delaware, or (ii) a domestic corporation, or a domestic limited partnership, or a domestic limited liability company, or a domestic business trust, or a foreign corporation, or a foreign limited partnership, or a foreign limited liability company authorized to do business in the State of Delaware.

The address of the initial registered office of the Company and the name of the Company’s initial registered agent are set forth in the Certificate of Formation. The Managers may change the registered office and the registered agent of the Company from time to time.

2.7.          Other Documents and Acts. The Member shall execute and deliver such additional documents and perform such additional acts consistent with the terms of this Agreement as may be necessary to comply with the requirements of law for the formation, qualification, and operation of a limited liability company in the State of Delaware and in each jurisdiction in which the Company shall conduct business.

ARTICLE 3.

SINGLE MEMBER LIMITED LIABILITY COMPANY

3.1.         Initial Member.   The initial Member of the Company is AOR Management Company of Pennsylvania, Inc., which is admitted to the Company contemporaneously with its execution of this Agreement and the making of its initial capital contribution.   The initial Member’s address is 16825 Northchase Drive, Suite 1300, Houston, Texas 77060.

3.2.         No Additional Members. The Company is intended to be a single member limited liability company. No additional Persons may be admitted to the Company as members unless and until this Agreement has been amended to provide for additional members.

3.3.         Liability to Third Parties. Except as otherwise provided by the Act, the Member shall not be obligated personally for any debt, obligation or liability of the Company, whether arising in contract, tort or otherwise, solely by reason of being a member of the Company.

3.4.         Liability to Company.   Neither the Member nor any of its officers, directors, employees or agents, shall be liable, responsible or accountable to the Company in damages or otherwise for any act or omission of the Member or any of its officers, directors, employees or agents in connection with acts carried out on behalf of the Company SPECIFICALLY INCLUDING THE MEMBER’S OR ANY OF ITS OFFICER’S, DIRECTOR’S, EMPLOYEE’S OR AGENT’S SOLE, PARTIAL OR CONCURRENT NEGLIGENCE, provided the Member or any of its officers, directors, employees or agents shall be liable for any material breach of any obligation under this Agreement or for fraud, willful misconduct or gross negligence committed toward the Company.

3.5.         Indemnification.    The Company shall and does hereby indemnify and hold harmless the Member and each of its officers, directors, employees and agents from any loss, damage, claim or liability, including reasonable attorneys’ fees and expenses, that they may incur by reason of any act, or failure to act, performed on behalf of the Company in the furtherance of the Company’s interests to the fullest extent permitted by the Act; provided in no event shall the Company indemnify the Member or its officers, directors, employees or agents for any act or performance which is a material breach of any obligation under this Agreement or the Member’s or its officer’s, director’s, employee’s or agent’s respective act of fraud, willful misconduct or gross negligence. It is the express intent of this Section 3.05 to provide an indemnity to the Member and its officers, directors, employees and agents for their acts or omissions of negligence or comparative negligence or contributory negligence or similar liability SPECIFICALLY INCLUDING THE INDEMNIFIED PERSON’S SOLE, PARTIAL OR CONCURRENT NEGLIGENCE.

3.6.           Independent Activities. The Member may, notwithstanding this Agreement, engage in whatever activities it chooses, whether the same are competitive with the Company or otherwise, without having or incurring any obligation to offer any interest in such activities to the Company.

ARTICLE 4.

CAPITAL; DISTRIBUTIONS

4.1.         Initial Contributions. The Member has made an initial contribution to the capital of the Company of $1,000.00 in cash.

4.2.         Additional Funds.  Any additional funds required by the Company to meet its cash requirements may be provided by capital contributions from the Member or borrowed by the Company on terms and conditions and from one or more Persons as the Company deems appropriate. The Member shall not have any obligation to advance (either as a loan or a capital contribution) any additional funds to the Company. Nothing in this Section 4.02 is intended or will be deemed to benefit any creditor of the Company, and no creditor of the Company will be entitled to require the Company to solicit or accept any loan or additional capital contribution for the Company or to enforce any right which the Company may have against the Member under this Agreement or otherwise.

4.3.         Limited Liability of Member. Without limiting the generality of Section 4.02, the Member shall not be obligated to make any capital contribution to the Company, or otherwise to provide funds to the Company.

4.4.         Loans.   The Member may, but shall not be obligated to, loan funds to the Company at an interest rate and upon terms determined by the Company and the Managers. Loans by the Member to the Company shall not be considered contributions to the capital of the Company, and as to any funds so loaned, the Member shall be deemed a creditor of the Company and shall be entitled to be paid principal and interest thereon without regard to the profits of the Company.

4.5.         Distributions. Distributions from the Company to the Member shall be made at such times and in such amounts as may be determined by the Managers.

ARTICLE 5.

MANAGEMENT

5.1.         General Powers of Managers. Management of the Company is vested in the Managers. The powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of the Managers, subject to limitations imposed by law, the Certificate of Formation, or this Agreement.

5.2.         Limitations on Power and Authority of Managers.  Without the consent of the Member, the Managers shall not have the right or power to do any of the following:

(a)          Engage in any act in contravention of this Agreement.

(b)          Engage in any act which would make it impossible to carry on the ordinary business of the Company.

(c)          Confess a judgment against the Company.

(d)          Possess Company Property or assign the Company’s rights in specific Company Property for other than a Company purpose.

(e)          Cause the Company to be merged with one or more domestic or foreign limited liability companies or any other business entity, or to convert into another form of business entity, or to enter into an agreement to do any of the foregoing.

(f)           Authorize the Company to sell all or substantially all of its assets.

(g)          Amend the Certificate of Formation.

(h)          Change the status of the Company from one in which management is vested in the Managers to one in which management is reserved to the Members.

(i)           Assign all or any part of the Company Property in trust for creditors or on the assignee’s promise to pay the debts of the Company.

(j)           Submit a claim or liability of the Company to arbitration or reference.

(k)          Make, execute or deliver for the Company any bond, mortgage, deed of trust, guaranty, indemnity bond, surety bond, or accommodation paper or accommodation endorsement.

(1)          Borrow money in the Company’s name, lend money on behalf of the Company, or use the Company Property as collateral.

(m)         Assign, transfer, pledge, compromise or release any claim of or debt owing to the Company except upon payment in full.

(n)         Do any of the acts for which the consent of the Member is required by other sections of this Agreement without first obtaining such consent.

5.3.         Number; Qualifications.   The number of Managers is two (2) until otherwise changed pursuant to this Agreement. Managers need not be residents of any particular state, but must be individuals.

5.4.         Designation of Managers. The Managers shall be designated by the Member in writing from time to time. Each Manager shall hold office until his successor shall have been duly designated and shall have qualified or until his death or until his resignation or his removal from office in the manner hereinafter provided, R. Dale Ross and Bruce D. Broussard are named by the Member as the initial Managers of the Company.

5.5.         Change in Number.  The number of Managers may be increased or decreased from time to time by written resolution of the Member. The designation in writing of a lesser or greater number of Managers than the number fixed in this Agreement or last fixed by resolution of the Member shall be deemed to decrease or increase automatically the number of Managers to the number designated.

5.6.         Removal. All the Managers, or any individual Manager, may be removed from office, with or without cause and without notice or hearing, by the Member. Written notice of the removal of a Manager shall be delivered personally or by certified mail directly to such Manager’s last known address.

5.7.         Resignation.   Any Manager may resign at any time by giving oral or written notice to the Managers or to a Senior Officer or to the Secretary. Unless otherwise specified in the notice, the resignation shall take effect upon receipt thereof and acceptance of the resignation shall not be necessary to make it effective.

5.8.         Vacancies.    Any vacancy occurring in the Managers may be filled by the Member.

5.9.         Annual Meetings. The annual meeting of the Managers shall be held during the month of April of each year on such day and at such time as shall be specified in written notice thereof given by the Member. At such meeting, the Managers shall appoint the officers of the Company and may transact any other business as may lawfully come before the meeting. In the event that the annual meeting is not held within such month, the Managers shall prescribe the date and time for the annual meeting to be held as soon thereafter as practicable, and any business transacted or elections held at such meeting shall be valid as if transacted or held during such month.

5.10.       Regular Meetings. The Managers may provide by resolution the time and place for the holding of additional regular meetings without other notice than that provided by the adoption of such resolution.

5.11.       Special Meetings. Special meetings of the Managers may be called by or at the request of a Senior Officer or any of the Managers. The person or persons authorized to call special meetings of the Managers may fix the place for holding any special meetings of the Managers called by them.

5.12.       Place of Meetings. Meetings of the Managers, annual, regular or special, may be held within or without the State of Delaware.

5.13.       Notice of Meetings.   Regular meetings of the Managers may be held without notice as provided in this Agreement. Notice of any annual or special meeting of the Managers shall be given no less than five (5) days prior to the meeting by written notice delivered personally or mailed to each Manager at his business or residence address, or by telegram. The attendance of a Manager at a meeting shall constitute a waiver of notice of such meeting, except when a Manager attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Managers need be specified in the notice or waiver of notice of such meeting.

5.14.       Quorum. A majority of the number of Managers fixed in accordance with this Agreement shall constitute a quorum for the transaction of business at any meeting of the Managers, but if less than such majority is present at a meeting, a majority of the Managers present may adjourn the meeting from time to time without notice, other than announcement at the meeting, until a quorum is present.

5.15.       Manner of Acting. The act of the majority of the Managers shall be the act of the Managers unless the act of a greater number is required by law or by the Certificate of Formation or by this Agreement.  Any reference in this Agreement to any action taken by the Managers shall mean the act of the majority of the Managers.

5.16.       Order of Business. The suggested order of business at meetings of the Managers shall be as follows:

(a)          Call to order.

(b)          Presentation of proof of due notice of the meeting, if required by this Agreement (or waiver thereof).

(c)          Announcement of a quorum.

(d)          Reading (or waiver thereof) and approval of minutes of previous meeting.

(e)          Announcements.

(f)           Reports of officers.

(g)          Unfinished business.

(h)          New business (including, if applicable, election of officers and declaration of distributions).

(i)           Adjournment.

5.17.       Compensation.  By resolution of the Managers, each Manager may be paid his expenses, if any, of attendance at each meeting of the Managers, and may be paid a fixed sum for attendance at each meeting of the Managers or a stated salary as Manager. No such payment shall preclude any Manager from serving the Company in any other capacity and receiving compensation therefor.

5.18.       Liability to Third Parties. Except as otherwise provided by the Act, no Manager shall be obligated personally for any debt, obligation or liability of the Company, whether arising in contract, tort or otherwise, solely by reason of acting as a manager of the Company.

5.19.      Indemnification. The Company shall and does hereby indemnify and hold harmless each Manager from any loss, damage, claim or liability, including reasonable attorneys’ fees and expenses, that he may incur by reason of any act, or failure to act, performed on behalf of the Company in the furtherance of the Company’s interests to the fullest extent permitted by the Act; provided in no event shall the Company indemnify a Manager for any act or performance which is a material breach of any obligation under this Agreement or the Manager’s act of fraud, willful misconduct or gross negligence. It is the express intent of this Section 5.18 to provide an indemnity to each Manager for his acts or omissions of negligence or comparative negligence or contributory negligence or similar liability SPECIFICALLY INCLUDING THE INDEMNIFIED PERSON’S SOLE, PARTIAL OR CONCURRENT NEGLIGENCE.

5.20.      Independent Activities. A Manager may, notwithstanding this Agreement, engage in whatever activities he chooses, whether the same are competitive with the Company or otherwise, without having or incurring any obligation to offer any interest in such activities to the Company.

ARTICLE 6.

OFFICERS

6.1.        Number. The officers of the Company shall be a president and a secretary, each of whom shall be appointed by the Managers. The Managers may appoint, at their option, a chairman, one or more vice presidents (the number thereof to be determined by the Managers), a treasurer, and such other officers and assistant officers as may be deemed appropriate. Any two (2) or more offices may be held by the same individual.

6.2.        Authority. All officers and agents of the Company shall have full authority to perform such duties in the management of the Company as may be provided in this Agreement, or as may be determined by the Managers not inconsistent with this Agreement. All officers and agents of the Company are subject in all matters to the supervisory control of the Managers and only the Managers have authority to make policy decisions on behalf of the Company.

6.3.        Appointment and Term of Office. Officers shall be appointed by the Managers at the annual meeting of the Managers. If the appointment of officers shall not occur at such meeting, such appointment shall occur as soon thereafter as is convenient. Each officer shall hold office until his successor shall have been duly appointed and shall have qualified or until his death or until his resignation or his removal from office in the manner hereinafter provided.

6.4.        Removal. Any officer or agent appointed by the Managers may be removed, with or without cause and without notice or hearing, by the Managers whenever in the Managers’ judgment the best interest of the Company will be served thereby.   Such removal shall be without prejudice to the contract rights, if any, of the person so removed.  Appointment of an officer shall not of itself create any contractual rights. Written notice of the removal of an officer or agent shall be delivered personally or by certified mail directly to such officer’s or agent’s last known address.

6.5.        Resignation. Any officer may resign at any time by giving oral or written notice to the Managers or to a Senior Officer or to the Secretary.   Unless otherwise specified in the

notice, the resignation shall take effect upon receipt thereof and acceptance of such resignation shall not be necessary to make it effective.

6.6.         Vacancies.   A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Managers for the unexpired portion of the term.

6.7.         Chairman. The Chairman, if one is appointed by the Managers, shall be the chief executive officer of the Company, shall have general control of the business and affairs of the Company, shall see that all orders and decisions of the Managers are carried into effect, and shall perform such other duties and have such other authority and powers as the Managers may from time to time prescribe.

6.8.         President. Subject to such supervisory powers, if any, as may be given by the Managers to the Chairman, the President shall have general and active management and control of the business and affairs of the Company, and shall have such other powers and duties as may be prescribed by the Managers or this Agreement.  If no Chairman has been elected, the President shall be the chief executive officer. Within this authority and in the course of his duties, the President shall:

(a)           have all the powers and functions of the Chairman during his absence, disability, or refusal to act, or in the absence of the establishment of such an office by the Managers;

(b)          have all the powers and functions of the Treasurer in the absence of the establishment of such an office by the Managers;

(c)           when authorized by the Managers or required by law, execute, in the name of the Company, deeds, conveyances, notices, leases, checks, drafts, bills of exchange, warrants, promissory notes, bonds, debentures, contracts, and other papers and instruments in writing and, unless the Managers shall order otherwise, make such contracts as the ordinary conduct of the Company’s business may require;

(d)          appoint and remove, employ and discharge, and prescribe the duties and fix the compensation of all agents, employees, and clerks of the Company other than the duly appointed officers, subject to the approval of the Managers, and supervise, subject to the direction of the Managers, all of the officers, agents, and employees of the Company; and

(e)           unless otherwise directed by the Managers, attend all meetings of the owners of any domestic or foreign limited liability company or other entity in which the Company holds an ownership interest, and act and vote on behalf of the Company at those meetings, either in person or by substitute appointed by the President.

6.9.         Vice Presidents. In the absence of the President or in the event of his death, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election), if one (or more) is appointed by the Managers, shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President shall perform such other duties as from time to time may be assigned to him by a Senior Officer or by the Managers.

6.10.       Secretary. The Secretary shall:

(a)           keep at the principal office of the Company, or such other place as the Managers may order, the minute book of the Company;

(b)          keep the originals or copies of all records required to be kept and maintained pursuant to the Act;

(c)           assure that all notices are duly given in accordance with the provisions of this Agreement or as required by law;

(d)          be custodian of the Company’s records;

(e)          perform any and all other duties described in this Agreement;

(f)           assure that the books, reports, statements, certificates and all other documents and records required by law are properly kept and filed; and

(g)          in general perform all duties as from time to time may be assigned to him by a Senior Officer or by the Managers.

6.11.       Treasurer. The Treasurer, if one is appointed by the Managers, shall:

(a)           have charge and custody of and be responsible for all funds and securities of the Company;

(b)          keep full and accurate accounts of receipts and disbursements in the Company’s books;

(c)           deposit all money and other valuables in the name and to the credit of the Company in such depositories as may be designated by the Managers;

(d)          disburse the finds of the Company as may be ordered or authorized by the Managers and preserve proper vouchers for such disbursements;

(e)           render to the Senior Officers and the Managers whenever any one or more of the Senior Officers or the Managers requires it, an account of all his transactions as Treasurer and of the financial condition of the Company;

(f)           render a full financial report following the close of the Company’s fiscal year;

(g)          be furnished by all officers and agents, at his request, such reports and statements as he may require as to all financial transactions of the Company; and

(h)          in general, perform all of the duties as from time to time may be assigned to him by a Senior Officer or the Managers.

If required by the Managers, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Managers shall determine.

6.12.       Assistant Secretaries.  The assistant secretaries, in general, shall perform such duties as shall be assigned to them by the Secretary or by a Senior Officer or by the Managers.

6.13.       Assistant Treasurers. The assistant treasurers shall, if required by the Managers, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Managers shall determine. The assistant treasurers, in general, shall perform such duties as shall be assigned to them by the Treasurer or by a Senior Officer or by the Managers.

6.14.       Compensation. The compensation of the officers shall be fixed from time to time by the Managers.

6.15.       Sureties and Bonds.   The Managers may require any officer or agent of the Company to execute in favor of the Company a bond, in such sum and with such surety or sureties as the Managers may direct, conditioned upon the faithful performance of his duties to the Company and including responsibility for negligence and for the accounting for all property, funds or securities of the Company which may come into his hands.

ARTICLE 7.

COMPANY PROPERTY

7.1.         Ownership of Company Property. All Company Property shall be deemed owned by the Company as an entity, and the Managers shall not, individually, have any ownership interest in the Company Property. All Company Property shall be held and conveyed in the name of the Company, unless the Managers determines that the Company Property should be acquired and conveyed in the name of one or more Person or Persons as nominee for the Company.

7.2.         Nominees. In the event the Managers determine that the Company Property should be held in the name of a nominee, the Company and the nominee shall place a written declaration of trust in the Company’s books and records acknowledging the nominee’s capacity and the Company as the true owner of the Company Property. In the event the Member acts as a nominee for Company Property, the Member shall not have an interest in the Company Property held by the Member as nominee nor be liable for any Company debt in excess of that attributable to the Member’s limited liability company interest.

ARTICLE 8.

DISSOLUTION

8.1.        Dissolution. The Company shall be dissolved upon the decision of the Member to dissolve the Company. No other event, including an event described in Section 18-801 of the Act, will cause the Company to dissolve.

8.2.         Liquidation and Termination. On dissolution of the Company, the Managers shall act as liquidator or shall appoint one or more Person or Persons as liquidator.  The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidator shall continue to operate the Company Property with all of the power and authority of the Member. All distributions in kind (if any) to the Member shall be made subject to the liability of the Member for costs, expenses, and liabilities theretofore incurred or for which the Company has committed prior to the date of termination and those costs, expenses and liabilities shall be allocated to the Member. The distribution of cash and/or property to the Member in accordance with the provisions of this Section 8.02 constitutes a complete return to the Member of its capital contributions and a complete distribution to the Member of its limited liability company interest in all the Company’s Property.

8.3.         Certificate of Cancellation. On completion of the distribution of the Company’s assets as provided herein, the Company is terminated and the Member (or such other Person or Persons as the Act may require or permit) shall file a Certificate of Cancellation with the Secretary of Delaware, cancel any other filings made pursuant to Section 2.07, and take such other actions as may be necessary to terminate the Company.

ARTICLE 9.

GENERAL PROVISIONS

9.1.         Books and Records. The Company shall keep and maintain, at the expense of the Company, such records that the Company is required to maintain under the Act. Such records shall be kept and maintained, or made available, at the principal office of the Company as required by the Act.

9.2.         Invalid Provision. The provisions set forth in this Agreement are severable, and the invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted and, in lieu of each invalid or unenforceable provision, there will be added automatically as a part of this Agreement a provision as similar in terms to the invalid or unenforceable provision as may be possible and be valid and enforceable.

9.3.         Counterparts.  While this Agreement may be executed in multiple counterparts, each fully executed copy shall, for all purposes, be deemed to be the original, but all of such executed counterparts shall be deemed to constitute but one and the same agreement.

9.4.         Table of Contents; Captions. The table of contents and the titles of the articles and sections in this Agreement have been inserted as a matter of convenience of reference only and do not affect the meaning of or construction of any of the terms or provisions in this Agreement.

9.5.         Successors and Assigns.  The provisions of this Agreement shall be binding on and inure to the benefit of the Member, and its successors, and assigns.

9.6.         Waiver.    No failure by the Member or the Company to insist upon strict performance of any covenant, duty, agreement, or condition of this Agreement or to exercise any right or remedy as a result of a breach thereof shall constitute a waiver of such breach or by any covenant, duty, agreement, or condition.

9.7.         Number and Gender. Whenever the context so requires, all words used in this Agreement in any gender will be deemed to include the masculine, feminine, and neuter gender, and all singular words will include the plural and all plural words will include the singular.

9.8.         Checks and Drafts. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Company, shall be signed by such agent or agents of the Company and in such manner as shall from time to time be determined by the Managers.

9.9.         Notices. All notices given under this Agreement shall be deemed to have been given or made (a) if delivered in person, upon actual receipt, (b) if mailed, three (3) days after deposit in the United States mail, certified mail, return receipt requested, postage prepaid, (c) if delivered by overnight delivery service or by telegraph or cable, the day after delivery to the overnight delivery service, the telegraph company or the cable company, or (d) if sent by telex or facsimile to a telex or facsimile machine owned or operated by a party, when so sent. Notwithstanding the foregoing, notices of change of address shall become effective only upon actual receipt.

9.10.       Governing, Law; Severability. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OF THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and (a) any provision of the Certificate of Formation, or (b) any mandatory provision of the Act, the applicable provision of the Certificate of Formation or the Act shall control.

9.11.      Notice to Member of Provisions of this Agreement. By executing this Agreement, the Member acknowledges that it has actual notice of (a) all of the provisions of this Agreement, and (b) all of the provisions of the Certificate of Formation. The Member hereby agrees that this Agreement constitutes adequate notice of all such provisions, and the Member hereby waives any requirement that any further notice thereunder be given.

9.12.      Entire Agreement.   This Agreement constitutes the entire agreement of the Member relating to the Company and supersedes all prior contracts or agreements with respect to the Company, whether oral or written.

9.13.       Amendment of Agreement. This Agreement may be altered, amended or repealed and a new Agreement entered into exclusively by the Member.

EXECUTED effective as of the Effective Date.

MEMBER

AOR Management Company of Pennsylvania,
Inc.

By:	/s/ Phillip H. Watts
Phillip H. Watts,
Vice President